UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:
March 31, 2006

INSIGNIA SYSTEMS, INC.
(Exact name of registrant as specified in its chapter)

Minnesota	1-13471	41-1656308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6470 Sycamore Court North, Maple Grove, Minnesota	55369
(Address of principal executive offices)	(Zip Code)

(763) 392-6200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(a).    Notice of Delisting or Failure to Satisfy the Continued Listing Rule or Standard; Transfer of Listing.

The Company received a NASDAQ Staff Deficiency letter on March 31, 2006 indicating that the Company fails to comply with the minimum stockholders’ equity provisions of NASDAQ Marketplace Rule 4310(c)(2)(B), which requires the Company to have at least one of the following: (i) a minimum of $2,500,000 in stockholders’ equity; (ii) a minimum of $35,000,000 market value of listed securities; or (iii) at least $500,000 of net income from continuing operations for the most recently completed fiscal year, or two of the three most recently completed fiscal years.

The Company has until April 17, 2006 to file with NASDAQ a specific plan to achieve and sustain compliance. The Company intends to file such a plan by that date. In its press release of February 28, 2006, the Company indicated that it expects to report 2006 first quarter net income. The amount of first quarter net income is expected to be sufficient to achieve compliance with the $2,500,000 minimum shareholder equity requirement, and the Company expects to continue to maintain compliance through positive results of operations.

A copy of the registrant’s press release is attached as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated April 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date:	April 6, 2006	By	/s/ Scott F. Drill
Scott F. Drill, President and Chief Executive Officer